Exhibit 5.1

OPINION OF GALLOP, JOHNSON & NEUMAN, L.C.

GALLOP, JOHNSON & NEUMAN, L.C.

101 S. Hanley

St. Louis, Missouri 63105

March 10, 2009

O’REILLY AUTOMOTIVE, INC.

233 South Patterson

Springfield, Missouri 65802

Re:	O’Reilly Automotive, Inc.
Registration Statement on Form S-8
O’Reilly Automotive, Inc. Stock Purchase Plan

Ladies and Gentlemen:

With respect to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by O’Reilly Automotive, Inc., a Missouri corporation (the “Company”), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the Rules and Regulations promulgated thereunder, relating to the registration of 150,001 shares of common stock of the Company, par value $0.01 per share (the “Shares”), reserved for issuance under the O’Reilly Automotive, Inc. Stock Purchase Plan, as amended (the “Plan”), we have been asked to furnish this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Restated Articles of Incorporation, and Amended and Restated Bylaws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the Plan and certificates received from state officials. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

Based upon the foregoing, the undersigned is of the opinion that the Shares being offered by the Company, if issued in accordance with the Plans, will be legally issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to your filing copies of this opinion with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares pursuant to the Plan.

Very truly yours,

/s/ GALLOP, JOHNSON & NEUMAN, L.C.